Exhibit 99.1

nLIGHT, Inc. Announces Fourth Quarter and Full Year 2024 Results
Revenues of $198.5 million for the full year 2024
Revenues of $47.4 million for the fourth quarter of 2024

CAMAS, Wash., February 27, 2025 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the aerospace and defense, industrial, and microfabrication markets, today reported financial results for the fourth quarter and full year 2024.

“2024 was a transformative year for nLIGHT as our defense business began to scale, with revenue growing 20% year-over-year to $110 million and representing approximately 55% of our overall sales,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. We made significant progress across multiple large directed energy contracts, while securing new program wins in laser sensing.”

Mr. Keeney continued, “I am optimistic on our business, particularly aerospace and defense, as we head into 2025. We enter the year with good visibility across multiple programs in both directed energy and laser sensing, and combined with record backlog and a healthy balance sheet, we are confident that we are well-positioned for near- and long-term growth in the aerospace and defense market.”

Full Year 2024 Financial Highlights

	Year Ended December 31,
(In thousands, except percentages)	2024	2023	% Change
Revenues	$198,548	$209,921	(5.4)%
Gross margin	16.6%	22.0%
Loss from operations	$(65,636)	$(46,766)	(40.3)%
Operating margin	(33.1)%	(22.3)%
Net loss	$(60,792)	$(41,670)	(45.9)%
Adjusted EBITDA(1)	$(18,788)	$(4,093)	(359.0)%
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.

Revenues of $198.5 million for the full year 2024 were down 5.4% compared to $209.9 million for the full year 2023. Gross margin was 16.6% for the full year 2024 compared to 22.0% for the full year 2023. GAAP net loss for the full year 2024 was $60.8 million, or $1.27 per diluted share, compared to a net loss of $41.7 million, or $0.90 per diluted share, for the full year 2023. Non-GAAP net loss for the full year 2024 was $30.9 million, or $0.65 per diluted share, compared to non-GAAP net loss of $13.6 million, or $0.30 per diluted share, for the full year 2023. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Fourth Quarter 2024 Financial Highlights

	Three Months Ended December 31,
(In thousands, except percentages)	2024	2023	% Change
Revenues	$47,381	$51,892	(8.7)%
Gross margin	2.4%	18.9%
Loss from operations	$(26,429)	$(14,342)	(84.3)%
Operating margin	(55.8)%	(27.6)%
Net loss	$(24,962)	$(13,238)	(88.6)%
Adjusted EBITDA(1)	$(11,301)	$(3,297)	(242.8)%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Revenues of $47.4 million for the fourth quarter of 2024 were down 8.7% compared to $51.9 million for the fourth quarter of 2023. Gross margin was 2.4% for the fourth quarter of 2024 compared to 18.9% for the fourth quarter of 2023, and includes non-routine charges of approximately $6.0 million related primarily to inventory reserves on products for the Industrial market. GAAP net loss for the fourth quarter of 2024 was $25.0 million, or $0.51 per diluted share, compared to GAAP net loss of $13.2 million or $0.28 per diluted share, for the fourth quarter of 2023. Non-GAAP net loss for the fourth quarter of 2024 was $14.5 million, or $0.30 per diluted share, compared to non-GAAP net loss of $6.0 million, or $0.13 per diluted share, for the fourth quarter of 2023. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metrics have been provided in the tables included at the end of this release.

Outlook
For the first quarter of 2025, nLIGHT expects revenues to be in the range of $45 million to $51 million. The midpoint of $48 million includes Laser Products revenue of approximately $33 million and Advanced Development revenue of approximately $15 million. nLIGHT expects overall gross margin to be in the range of 13% to 17%, with Laser Products gross margin in the range of 16% to 20% and Advanced Development gross margin of approximately 8%. nLIGHT expects Adjusted EBITDA to be in the range of ($6) million to ($3) million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, February 27, 2025

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-800-549-8228 (U.S., toll-free) or +1-289-819-1520 (international and toll), with the conference title: nLIGHT Fourth Quarter 2024 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, and our business strategy and ability to profitably grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for aerospace and defense, industrial, and microfabrication applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs approximately 800 people with operations in the United States, Europe and Asia. For more information, please visit www.nlight.net.

For more information, contact:
John Marchetti
VP Corporate Development and Investor Relations
nLIGHT, Inc.
(360) 566-4460
john.marchetti@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Products	$31,699	$37,864	$136,659	$156,666
Development	15,682	14,028	61,889	53,255
Total revenue	47,381	51,892	198,548	209,921
Cost of revenue:
Products	31,475	29,368	108,003	114,181
Development	14,775	12,720	57,526	49,627
Total cost of revenue(1)	46,250	42,088	165,529	163,808
Gross profit	1,131	9,804	33,019	46,113
Operating expenses:
Research and development(1)	11,384	12,114	45,107	46,163
Sales, general, and administrative(1)	11,885	11,215	49,257	45,899
Restructuring	4,291	817	4,291	817
Total operating expenses	27,560	24,146	98,655	92,879
Loss from operations	(26,429)	(14,342)	(65,636)	(46,766)
Other income:
Interest income, net	360	352	1,668	1,342
Other income, net	506	779	3,100	2,776
Loss before income taxes	(25,563)	(13,211)	(60,868)	(42,648)
Income tax expense	(601)	27	(76)	(978)
Net loss	$(24,962)	$(13,238)	$(60,792)	$(41,670)
Net loss per share, basic	$(0.51)	$(0.28)	$(1.27)	$(0.90)
Net loss per share, diluted	$(0.51)	$(0.28)	$(1.27)	$(0.90)
Shares used in per share calculations:
Basic and diluted	48,557	46,735	47,900	46,078

(1)Includes stock-based compensation as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenues	$609	$535	$2,438	$2,406
Research and development	1,671	2,329	7,505	9,866
Sales, general, and administrative	3,720	3,323	15,018	13,560
	$6,000	$6,187	$24,961	$25,832

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$65,829	$53,210
Marketable Securities	34,868	59,672
Accounts receivable, net	34,895	39,585
Inventory	40,800	52,160
Prepaid expenses and other current assets	17,697	15,927
Total current assets	194,089	220,554
Restricted cash	259	256
Lease right-of-use assets	10,822	12,616
Property, plant and equipment, net	46,937	52,300
Intangible assets, net	833	1,652
Goodwill	12,354	12,399
Other assets, net	4,947	7,026
Total assets	$270,241	$306,803

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,076	$12,166
Accrued liabilities	13,268	12,556
Deferred revenue	3,577	4,849
Current portion of lease liabilities	2,314	3,181
Total current liabilities	34,235	32,752
Non-current income taxes payable	5,541	5,391
Long-term lease liabilities	9,819	10,978
Other long-term liabilities	4,216	3,263
Total liabilities	53,811	52,384
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	544,842	521,184
Accumulated other comprehensive loss	(3,332)	(2,477)
Accumulated deficit	(325,096)	(264,304)
Total stockholders’ equity	216,430	254,419
Total liabilities and stockholders’ equity	$270,241	$306,803

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(60,792)	$(41,670)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	12,988	12,401
Amortization	4,608	3,629
(Increase) reduction in carrying amount of right-of-use assets	1,759	1,269
Provision for losses on (recoveries of) accounts receivable	1,489	27
Stock-based compensation	24,961	25,832
Deferred income taxes	(651)	7
Loss on disposal of property, plant and equipment	194	542
Non-cash restructuring charges	1,185	—
Changes in operating assets and liabilities:
Accounts receivable, net	2,845	(1,677)
Inventory	11,048	14,890
Prepaid expenses and other current assets	(1,787)	1,109
Other assets, net	(1,131)	(1,156)
Accounts payable	3,231	(4,503)
Accrued and other long-term liabilities	706	(1,336)
Deferred revenues	(1,224)	3,432
Lease liabilities	(1,992)	(1,449)
Non-current income taxes payable	204	(1,256)
Net cash (used in) provided by operating activities	(2,359)	10,091
Cash flows from investing activities:
Purchases of property, plant and equipment	(7,932)	(5,339)
Purchase of marketable securities	(88,643)	(127,907)
Proceeds from maturities and sales of marketable securities	113,265	119,146
Net cash provided by (used in) investing activities	16,690	(14,100)
Cash flows from financing activities:
Proceeds from employee stock plan purchases	2,721	2,469
Proceeds from stock option exercises	500	640
Tax payments related to stock award issuances	(4,524)	(3,968)
Net cash used in financing activities	(1,303)	(859)
Effect of exchange rate changes on cash	(406)	256
Net increase (decrease) in cash and cash equivalents and restricted cash	12,622	(4,612)
Cash and cash equivalents and restricted cash, beginning of period	53,466	58,078
Cash and cash equivalents and restricted cash, end of period	$66,088	$53,466
Supplemental disclosures:
Cash paid for interest, net	$61	$40
Cash paid for income taxes	716	256
Operating cash outflows from operating leases	4,030	3,850
Right-of-use assets obtained in exchange for lease liabilities	1,336	1,716
Accrued purchases of property, equipment and patents	298	745
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$65,829	$53,210
Restricted cash	259	256
Total cash and cash equivalents and restricted cash	$66,088	$53,466

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(24,962)	$(13,238)	$(60,792)	$(41,670)
Income tax expense (benefit)	(601)	27	(76)	(978)
Other income, net	(506)	(779)	(3,100)	(2,776)
Interest income, net	(360)	(352)	(1,668)	(1,342)
Depreciation and amortization	4,837	4,041	17,596	16,024
Stock-based compensation	6,000	6,187	24,961	25,832
Restructuring charges	4,291	817	4,291	817
Adjusted EBITDA	$(11,301)	$(3,297)	$(18,788)	$(4,093)

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, Basic and Diluted

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(24,962)	$(13,238)	$(60,792)	$(41,670)
Add back:
Stock-based compensation(1)	6,000	6,187	24,961	25,832
Amortization of purchased intangibles(1)	148	264	594	1,415
Restructuring charges	4,291	817	4,291	817
Non-GAAP net loss	$(14,523)	$(5,970)	$(30,946)	$(13,606)

GAAP and non-GAAP weighted-average shares outstanding, basic and diluted	48,557	46,735	47,900	46,078

Non-GAAP net loss per share, basic and diluted	$(0.30)	$(0.13)	$(0.65)	$(0.30)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.